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                                                                    EXHIBIT 10.7

ESCROW AGREEMENT


Sun Country Bank
1 MacArthur Place, Suite 110
Santa Ana, CA  92707


                  Re: A REIT, Inc.

Ladies and Gentlemen:


         A REIT, Inc., a Maryland corporation (the "Company"), will issue in a public offering (the "Offering") its common stock (the "Stock") pursuant to a Registration Statement on Form S-11 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC"). NNN Capital Corp., a California corporation (the "Dealer Manager"), will act as dealer manager for the Offering. The Company is entering into this agreement with Sun Country Bank (the "Escrow Agent") to set forth the terms on which you, as Escrow Agent, will hold and disburse the proceeds from subscriptions from the purchase of Stock in the Offering until such time as subscriptions from nonaffiliates of the Company have been received for Stock, resulting in total minimum capital raised of $2,000,000 (the "Required Capital"). Based upon your representation and warranty that you are, and at all times during the term of this agreement will be, deemed a "bank" as that term is defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, the Company hereby appoints you as Escrow Agent for purposes of holding the proceeds from the subscriptions for the Stock, on the terms and conditions hereinafter set forth:



         1. Persons subscribing to purchase the Stock will be instructed by the Dealer Manager or any soliciting dealers to remit the purchase price in the form of checks, drafts or money orders (hereinafter called "instruments of payment") payable to the order of, or funds wired in favor of, "Sun Country Bank, as Escrow Agent for A REIT, Inc." Any checks received made payable to a party other than the Escrow Agent shall be returned to the soliciting dealer who submitted the check. By 12:00 p.m. (noon) the next business day after receipt of instruments of payment from the Offering, the Dealer Manager will send to you:
(a) each subscriber's name, address, number of shares purchased and purchase price remitted, and (b) the instruments of payment from such subscribers, for deposit by you into an interest-bearing deposit account entitled "ESCROW ACCOUNT FOR THE BENEFIT OF SUBSCRIBERS FOR COMMON STOCK OF A REIT, INC." (the "Escrow Account"), which deposit shall occur within one (1) business day after you receive such materials. The Escrow Account will be established and maintained in such a way as to permit the interest income calculations described in paragraph 8.


         2. You agree to promptly process for collection the instruments of payment upon deposit into the Escrow Account. You will hold the deposited funds in the Escrow Account until such funds are disbursed in accordance with paragraph 3 hereof. If any of the instruments of payment are returned to you for nonpayment prior to receipt by you of the Required Capital, you shall promptly notify the Dealer Manager and the Company in writing of such nonpayment, and you are authorized to debit the Escrow Account in the amount of such return payment as well as any interest earned on the amount of such payment.

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         3.      (a) Subject to the provisions of subparagraphs 3(b) and 3(c)
below, once you have received and collected subscription proceeds in the Escrow Account in collected funds an amount equal to or greater than the Required Capital, you shall promptly notify the Company and, upon receiving written instructions from the Company, (i) disburse to the Company, by check or wire transfer, the funds in the Escrow Account representing the gross purchase price for the Stock, and (ii) disburse to the subscribers any interest thereon calculated pursuant to the provisions of paragraph 8. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash. Following such disbursements, the Escrow Account shall close and thereafter you shall forward directly to the Company upon receipt by you of any subscription documents and instruments of payment received by you from subscribers.

                 (b) If, at the close of business on ________, 2005 (the "Expiration Date"), you are not in receipt of evidence of subscriptions accepted on or before such date and instruments of payment dated not later than that date (or actual wired funds) for the purchase of Stock providing for total purchase proceeds that equal or exceed the Required Capital (from all sources but exclusive of any funds received from subscriptions for Stock from entities which the Company has notified you are affiliated with the Company or its affiliates), you shall promptly so notify the Company. Thereafter, you agree to request an executed IRS Form W-9 from each subscriber within ten (10) calendar days after you provide such notice. On the tenth (10th) day following the date of your receipt of the notice, you shall promptly return directly to each subscriber by your check the collected funds deposited in the Escrow Account on behalf of such subscriber (unless earlier disbursed in accordance with paragraph 3(c) below), or shall return the instruments of payment delivered to you if such instruments have not been processed for collection prior to such time, together with interest in the amounts calculated pursuant to paragraph 8 for each subscriber at the address given to you by the Dealer Manager of the Company. In the event an executed Form W-9 is not received by you from each subscriber within such period, you shall thereupon remit an amount to such subscribers in accordance with the provisions hereof, withholding thirty-one percent (31%) of any interest income on subscription proceeds (determined in accordance with paragraph 8) attributable to those subscribers not furnishing executed forms in accordance with IRS Regulations. However, you shall not be required to remit any payments until funds represented by such payments have been collected by you.

                 (c) If the Company rejects any subscription for which you have already collected funds, you shall, upon the written request of the Company, promptly issue a refund check to the rejected subscriber. If the Company rejects any subscription for which you have not yet collected funds but have submitted the subscriber's check for collection, you shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after you have cleared such funds. If you have not yet submitted a rejected subscriber's check for collection, you shall promptly remit the subscriber's check directly to the subscriber.

         4. You shall notify the Company on a weekly basis (and more frequently if requested by the Company) of the amount of collected funds in the Escrow Account, as well as the activity in the Escrow Account since the last report. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash.

         5. All funds in the Escrow Account, until disbursed to the Company in accordance with paragraph 3 hereof, are to be held for the benefit of the shareholders of the Company and are not to (i) be commingled with the monies or become an asset of the Company, or (ii) be subject to attachment, levy or other encumbrance in any action by a third party against the Company.

         6. Prior to the disbursement of funds deposited in the Escrow Account in accordance with the provisions of paragraph 3 hereof, you shall invest all of the funds deposited in the Escrow Account in "Short-Term Investments" (as defined below) in compliance with SEC Rule 15c2-4 and you are further authorized and you agree to reinvest all earnings and interest derived therefrom in Short-Term Investments specified below. In the event that instruments of payment are returned to you for nonpayment, you are authorized to debit the Escrow Account in accordance with paragraph 2 hereof.

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                  "Short-Term Investments" include obligations of, or
obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds, including, without limitation, such certificates or instruments of American International Bank) which mature on or before the termination of the Offering, unless such instrument cannot be readily sold or otherwise disposed of for cash by the termination of the Offering without any dissipation of the offering proceeds invested.

                  The following securities are not permissible investments:

                  (a) money market mutual funds;

                  (b) corporate equity or debt securities;

                  (c) repurchase agreements;

                  (d) bankers' acceptances;

                  (e) commercial paper; and

                  (f) municipal securities.

         7. You are entitled to rely upon written instructions you receive from the Company, unless you have actual knowledge that such instructions are not valid or genuine; provided that, if in your opinion, any instructions from the Company are unclear, you may request clarification from the Company prior to taking any action and if such instructions continue to be unclear, you may rely upon written instructions from the Company's legal counsel in distributing or continuing to hold any funds. However, you shall not be required to disburse any funds attributable to instruments of payment which have not been collected by you, provided you shall use your best efforts to promptly collect such funds after your receipt of disbursement instructions from the Company and shall disburse such funds in compliance with the disbursement instructions from the Company.

         8. If the Offering terminates prior to receipt of the Required Capital, interest income earned on subscription proceeds deposited in the Escrow Account (the "Escrow Income") shall be remitted to subscribers in accordance with paragraph 3 and without any deductions for escrow expenses. Each subscriber's pro rata portion of Escrow Income shall be determined as follows: the total amount of Escrow Income shall be multiplied by a fraction, (i) the numerator of which is determined by multiplying the number of shares of Stock purchased by said subscriber times the number of days said subscriber's proceeds are held in the Escrow Account prior to the date of disbursement, and (ii) the denominator of which is the total of the numerators for all such subscribers in such account. The Company shall reimburse the Escrow Agent for all escrow expenses. You shall remit all such Escrow Income in accordance with paragraph 3.

         9. As compensation for serving as Escrow Agent hereunder, you shall receive a fee, as set forth in Schedule A attached hereto.

         10. In performing any of your duties hereunder, you shall not incur any liability to anyone for any damages, losses, or expenses, except for your willful misconduct, breach of trust, or gross negligence. Accordingly, you shall not incur any such liability with respect to any action taken or omitted (a) in good faith upon advice of your counsel given with respect to any questions relating to your duties and responsibilities under this Agreement, or (b) in reliance upon any instrument, including any written instrument or instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions but also as to the truth and accuracy of information contained therein, which you shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform to the provisions of this Agreement.

         11. The Company hereby agrees to indemnify and hold you harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and disbursements, that may be imposed on you or incurred by you in connection with your acceptance of appointment as the Escrow Agent hereunder, or the performance of your duties hereunder, including any litigation arising from this Agreement or involving the subject matter hereof, except where such losses, claims, damages, liabilities and expenses result from your willful misconduct, breach of trust or gross negligence.

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         12.     In the event of a dispute between the parties hereto sufficient in your discretion to justify doing so, you shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in your hands under this Agreement, together with such legal pleadings as you deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. In the event of any uncertainty as to your duties hereunder, you may refuse to act under the provisions of this Agreement pending order of a court of competent jurisdiction and you shall have no liability to the Company or to any other person as a result of such action. Any such legal action may be brought in such court as you shall determine to have jurisdiction thereof. The filing of any such legal proceedings shall not deprive you of your compensation earned prior to such filing.

         13. All communications and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service or when received via telecopy or other electronic transmission, in all cases addressed to the person for whom it is intended at such person's address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this paragraph:

                 if to the Company:

                 A REIT, Inc.
                 1551 N. Tustin Avenue, Suite 200
                 Santa Ana, California 92705
                 fax: (714) 667-6860
                 Attn.: Anthony W. Thompson, President


                 if to the Dealer Manager:

                 NNN Capital Corp.
                 1551 N. Tustin Avenue, Suite 200
                 Santa Ana, California 92705
                 fax: (714) 667-6860
                 Attn.: Talle A. Voorhies

                 if to you:


                 Sun Country Bank
                 1 MacArthur Place, Suite 110
                 Santa Ana CA 92707
                 fax: (714) 850-9200
                 Attn.: Becky McClellan


Each party hereto may, from time to time, change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other parties.

         14. This Agreement shall be governed by the laws of the State of California as to both interpretation and performance without regard to the conflict of laws rules thereof.

         15. The provisions of this Agreement shall be binding upon the legal representatives, successors and assigns of the parties hereto.

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         16.     The Company and the Dealer Manager hereby acknowledge that you are serving as Escrow Agent only for the limited purposes herein set forth, and hereby agree that they will not represent or imply that you, by serving as Escrow Agent hereunder or otherwise, have investigated the desirability or advisability of investment in the Company or have approved, endorsed or passed upon the merits of the Stock or the Company, nor shall they use your name in any manner whatsoever in connection with the offer or sale of the Stock other than by acknowledgment that you have agreed to serve as Escrow Agent for the limited purposes herein set forth.

         17. This Agreement and any amendment hereto may be executed by the parties hereto in one or more counterparts, each of which shall be deemed to be an original.

         18. In the event that you receive instruments of payment (or wired funds) after the Required Capital has been received and the proceeds of the Escrow Account have been distributed to the Company, you are hereby authorized to deposit such instruments of payment within one (1) business day to any deposit account as directed by the Company. The application of such funds into a deposit account or to forward such funds directly to the Company, in either case as directed by the Company, shall be a full acquittance to you and you shall not be responsible for the application of such funds thereafter.

         19. The Escrow Agent shall be bound only by the terms of this Escrow Agreement and shall not be bound by or incur any liability with respect to any other agreements or understanding between any other parties, whether or not the Escrow Agent has knowledge of any such agreements or understandings.

         20. Indemnification provisions set forth herein shall survive the termination of this Agreement.

         21. Unless otherwise provided in this Agreement, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company or to subscribers pursuant to paragraph 3 hereof or (b) to a successor escrow agent upon written instructions from the Company.

         22. The Escrow Agent has no responsibility for accepting, rejecting or approving subscriptions.

         23. This Agreement shall not be modified, revoked, released or terminated unless reduced to writing and signed by all parties hereto, subject to the following paragraph.

                 If, at any time, any attempt is made to modify this Agreement in a manner that would increase the duties and responsibilities of the Escrow Agent or to modify this Agreement in any manner which the Escrow Agent shall deem undesirable, or at any other time, the Escrow Agent may resign by providing written notice to the Company and until (a) the acceptance by a successor escrow agent as shall be appointed by the Company; or (b) thirty (30) days after such written notice has been given, whichever occurs sooner, the Escrow Agent's only remaining obligation shall be to perform its duties hereunder in accordance with the terms of the Agreement.

         24. The Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the Company. Such resignation shall be effective on the date specified in such notice which shall be not less than thirty (30) days after such written notice has been given. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

         25. The Escrow Agent may be removed for cause by the Company by written notice to the Escrow Agent effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

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         Agreed to as of the ___day of _______, 2004.

         A REIT, INC.

         By:______________________________________________

         Name: ___________________________________________

         Title: __________________________________________

         NNN CAPITAL CORP.

         By:______________________________________________

         Name: ___________________________________________

         Title: __________________________________________

The terms and conditions contained above are hereby accepted and agreed to by:


         SUN COUNTRY BANK


         By:      ____________________________________

         Name:    ____________________________________

         Title:   ____________________________________

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